EXHIBIT 99.1

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Investor Contact: Arthur Shannon arthur.shannon@valeant.com (514) 856-3855 (877) 281-6642 (toll free)	Media Contact: Lainie Keller lainie.keller@valeant.com (908) 927-0617

VALEANT AND ONE OF ITS SUBSIDIARIES ANNOUNCE EARLY TENDER RESULTS AND EARLY SETTLEMENT DATE FOR CASH TENDER OFFERS FOR SENIOR NOTES

LAVAL, QUEBEC, March 26, 2018 – Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) (“Valeant”) announced today the results to date of the pending cash tender offers (the “Tender Offers”) by Valeant and Valeant Pharmaceuticals International (“VPI,” and together with Valeant, the “Offerors”), a wholly owned indirect subsidiary of Valeant, incorporated in Delaware, to purchase up to $1,500,000,000 aggregate principal amount (the “Aggregate Maximum Purchase Amount”) of their respective outstanding notes listed in the table below (collectively, the “Notes”), as well as the anticipated early settlement date for the Tender Offers on March 26, 2018 (the “Early Settlement Date”). Valeant is the Offeror for the notes issued by it, and VPI is the Offeror for the notes issued by it.

All terms and conditions of the Tender Offers remain unchanged as set forth in the Offer to Purchase dated March 12, 2018 (the “Offer to Purchase”), as amended by Valeant’s news release dated March 12, 2018, announcing the upsize of the Tender Offers, and the related Letter of Transmittal. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

The following table sets forth the aggregate principal amounts of each series of Notes that were tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on March 23, 2018 (the “Early Tender Date”), and the aggregate principal amount of Notes expected to be accepted for purchase on the Early Settlement Date.

Issuer	Series of Notes	144A CUSIP/ISIN Number	Reg S CUSIP/ISIN Number	Aggregate Principal Amount Outstanding Prior to Tender Offers	Aggregate Principal Amount of Notes Tendered[1]	Expected Aggregate Principal Amount of Notes Accepted	Tender Cap[2]	Acceptance Priority Level	Total Consideration[3]
VPI	6.375% Senior Notes Due 2020	91829KAA1 / US91829KAA16	U93008AA5 / USU93008AA57	$660,530,000	$364,697,000	$364,697,000	N/A	1	$1,015.94
Valeant	5.375% Senior Notes Due 2020	91831AAA9 / US91831AAA97	C96729AA3 / USC96729AA31	$1,708,415,000	$1,016,818,000	$1,016,818,000	N/A	2	$1,013.44
VPI	6.750% Senior Notes Due 2021	91911XAQ7 / US91911XAQ79	U9098WAA8 / USU9098WAA81	$650,000,000	$72,539,000	$72,539,000	$100,000,000	3	$995.00

[1]	Notes tendered have not been accepted.

[2]
A $100,000,000 cap (the “Tender Cap”) applies to the aggregate principal amount of the 6.750% Senior Notes due 2021 validly tendered and accepted for purchase (the “6.750% Notes” or the “Priority 3 Notes”).

[3]
Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the applicable Tender Offer (exclusive of any Accrued Interest, which will be paid in addition to the Total Consideration, to, but not including, the Early Settlement Date).

As of the Early Tender Date, the aggregate principal amount of Notes validly tendered and not validly withdrawn is $1,454,054,000. The Offerors expect to accept for purchase all of the Notes validly tendered prior to the Early Tender Date, subject to the satisfaction of the conditions to such Tender Offers. The Offerors expect that the conditions to the Tender Offers, including the Financing Condition, will be satisfied as of the Early Settlement Date.

The total consideration for each $1,000 principal amount of the applicable series of Notes is set forth in the table above (with respect to each series of Notes, the “Total Consideration”) and is expected to be paid on the Early Settlement Date to the holders of Notes tendered and accepted for purchase as of the Early Tender Date. The Total Consideration includes an early tender premium of $30.00 per $1,000 principal amount of Notes accepted for purchase as of the Early Tender Date. In addition to the Total Consideration, all Holders of Notes accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date.

The Tender Offers remain open and will expire at 11:59 p.m., New York City time, on April 9, 2018 (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date. The Offerors expect to purchase any remaining Notes tendered following the Early Settlement Date that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Tender Offers having been either satisfied or waived by the Offerors, promptly following the Expiration Date (the date of such acceptance and purchase, the “Final Settlement Date”). Any acceptance of tenders of Notes following the Early Tender Date will be subject to the Aggregate Maximum Purchase Amount, the Tender Cap, the Acceptance Priority Levels and proration as described in the Offer to Purchase. The Final Settlement Date is expected to occur on the second business day following the Expiration Date, assuming the conditions to the Tender Offers have been either satisfied or waived by the Offerors at or prior to the Expiration Date.

The deadline for holders to validly withdraw tenders of Notes has passed. Accordingly, Notes that were already tendered at the Early Tender Date and any additional Notes that are tendered at or prior to the Expiration Date may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

If the aggregate principal amount of Notes validly tendered by the Expiration Date and accepted for purchase does not exceed the Aggregate Maximum Purchase Amount, the Offerors intend to redeem certain of their outstanding securities after the Expiration Date in a principal amount equal to the excess of the Aggregate Maximum Purchase Amount over the principal amount of Notes validly tendered and accepted for purchase in the Tender Offers.

Deutsche Bank Securities is acting as the dealer manager in the Tender Offers. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Deutsche Bank Securities at (toll-free) (855) 287-1922 or (collect) (212) 250-7527. Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4200 or (collect) (212) 430-3774.

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None of the Offerors, their respective boards of directors or officers, the dealer manager, the depositary, the information agent or the trustee with respect to the Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. The Tender Offers are made only by the Offer to Purchase and related Letter of Transmittal. This news release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offers. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of each Offeror by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Valeant
Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
This news release may contain forward-looking statements, including, but not limited to, the tender offer for the Notes, the details thereof and other expected effects of the tender offer for the Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, except as required by law.
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